EMPLOYMENT AGREEMENT


         LMI AEROSPACE, INC., a Missouri corporation (the "Corporation"), and BRADLEY L. NELSON ("Employee") hereby agree as follows:

         1. Employment. The Corporation hereby employs Employee, and Employee accepts employment from the Corporation, upon the terms and conditions hereinafter set forth. Any and all employment agreements heretofore entered into between the Corporation and Employee are hereby terminated and cancelled, and each of the parties hereto mutually releases and discharges the other from any and all obligations and liabilities heretofore or now existing under or by virtue of any such employment agreements, it being the intention of the parties hereto that this Agreement, effective immediately, shall supersede and be in lieu of any and all prior employment agreements between them.

         2. Term of Employment. The initial term of Employee's employment under this Agreement shall commence on January 1, 2000 and shall terminate on December 31, 2001; provided, however, that this Agreement shall be automatically extended for additional terms of one year each unless not later than October 31 of any year beginning in 2001, either party has given written notice to the other party of its or his intention not to extend the term of this Agreement; and provided, further, that the term of employment may be terminated upon the earlier occurrence of any of the following events:

                  (a)  Upon  the   termination  of  the  business  or  corporate
         existence of the Corporation;

                  (b) Upon the death of the Employee;

                  (c) At the Corporation's option, if Employee shall suffer a permanent disability; (For the purposes of this Agreement, "permanent disability" means any physical or mental impairment that renders the Employee unable for a period of six (6) months or more to perform the essential job functions of his position, even with reasonable accommodation, as determined by a physician selected by the Corporation. The Employee acknowledges and agrees that he shall voluntarily submit to a medical or psychological examination for the purpose of determining his continued fitness to perform the essential functions of his position whenever requested to do so by the Corporation. If the Corporation elects to terminate the employment relationship on this basis, the Corporation shall notify the Employee or his representative in writing and the termination shall become effective on the date that such notification is given.) or

                  (d) At the Corporation's option, upon ten (10) calendar days' written notice to Employee, in the event of any breach or default by Employee of any of the terms of this Agreement or of any of Employee's duties or obligations hereunder, or in the event the Corporation determines that Employee is not performing the duties required of him hereunder to the satisfaction of the Corporation. In lieu of providing ten (10) calendar days' advance written notice, the Corporation, at its sole option, may terminate the Employee's services immediately and pay him an amount that is equivalent to ten (10) calendar days of his salary, less any deductions required by law;

                  (e) At the Corporation's option, without any advance notice, in the event that the Employee engages in conduct which, in the opinion of the Corporation, (1) constitutes dishonesty of any kind (including, but not limited to, any misrepresentation of facts or falsification of records) in Employee's relations, interactions or dealings with the Corporation or its customers; (2) constitutes a felony; (3) potentially may or will expose the Corporation to public disrepute or disgrace, or potentially may or will cause harm to the customer relations, operations or business prospects of the Corporation; (4) constitutes harassment or discrimination towards any person associated with the Corporation, whether an employee, agent or customer, based upon that person's race, color, national origin, sex, age, disability, religion, or other protected status; (5) reflects disruptive or disorderly conduct, including but not limited to, acts of violence, fighting, intimidation or threats of violence against any person associated with the Corporation, whether an employee, agent or customer, or possessing a weapon while on the Corporation's premises or while acting on behalf of the Corporation; (6) is indicative of abusive or illegal drug use while on the Corporation's premises or while acting on the Corporation's behalf; or (7) constitutes a willful violation of any governmental rules or regulations.

                  (f) At the Employee's option, after providing the Corporation with at least thirty (30) calendar days advance written notice of his intention to terminate the employment relationship.

Upon termination of employment for any reason, Employee shall be entitled to receive only the Base Salary (as that term is hereinafter defined) accrued but unpaid as of the date of termination and shall not be entitled to additional compensation except as expressly provided in this Agreement.

         3. Compensation.

                  (A) During the term of this Agreement the Corporation shall compensate Employee for Employee's services rendered hereunder by paying to Employee an annual salary (the "Base Salary") of One Hundred Thirty Thousand Dollars ($130,000.00), less any authorized or required payroll deductions. Payment of this salary will be made in accordance with the payroll policies of the Corporation in effect from time to time.

                  (B) With respect to each complete fiscal year of the Corporation during which (i) the Employee is employed under the terms of this Agreement as of the last day of such fiscal year, and (ii) the Corporation's "Annual Net Income" (as that term is hereinafter defined) is more than Two and One-Half Million Dollars ($2,500,000.00), the Corporation shall pay to Employee, in addition to the Base Salary, an annual "Performance Bonus". The amount of the annual Performance Bonus (if any) shall be equal to:

         (1) one percent (1.0%) of the Corporation's Annual Net Income that is between Two and One-Half Million Dollars ($2,500,000.00) and Four Million, Nine Hundred Ninety-Nine Thousand, Nine Hundred Ninety-Nine Dollars and Ninety-Nine Cents ($4,999,999.99); plus

         (2) one and two-tenths percent (1.2%) of the Corporation's Annual Net Income that is between Five Million Dollars ($5,000,000.00) and Seven Million, Four Hundred Ninety-Nine Thousand, Nine Hundred Ninety-Nine Dollars and Ninety-Nine Cents ($7,499,999.99); plus

         (3) six-tenths of one percent (0.6%) of the Corporation's Net Income that is between Seven and One-Half Million Dollars ($7,500,000.00) and Ten Million Dollars ($10,000,000.00),
                  inclusive.

In the event the Corporation's Annual Net Income for any given fiscal year is less than Two and One-Half Million Dollars ($2,500,000.00), the Employee shall not be entitled to a Performance Bonus with respect to such fiscal year. Notwithstanding anything contained herein to the contrary, in the event the sum of the Employee's Performance Bonus with respect to a fiscal year plus the Employee's benefit under all performance/production incentive programs of the Corporation in which the Employee is entitled to a bonus ("Incentive Benefit") for such fiscal year exceeds Seventy Thousand Dollars ($70,000.00), the amount of the Employee's Performance Bonus for such year shall be reduced so that the sum of the Performance Bonus and the Incentive Benefit equals Seventy Thousand Dollars ($70,000.00).

For purposes of the calculation of the Performance Bonus, the Corporation's "Annual Net Income" means the consolidated net profit of the Corporation and its subsidiaries, for a given fiscal year, as determined by the firm of independent certified public accountants providing auditing services to the Corporation, using generally accepted accounting principles consistently applied, and calculated without regard to (a) any bonus paid to the Corporation's Chairman of the Board and any formula bonuses paid pursuant to employment contracts, and (b) federal and state income tax. The Corporation shall pay to Employee any Performance Bonus due the Employee hereunder not later than fifteen (15) days after the receipt by the Corporation of its annual audited financial statements, which the Corporation expects to receive within ninety (90) days after the end of each fiscal year of the Corporation.

                  (C) In addition to the Base salary and Performance Bonus (if any), Employee shall be entitled to receive such bonus compensation as the Board of Directors of the Corporation may authorize from time to time.

         4. Duties of Employee.

                  (A) Employee shall serve as General Manager of the Corporation's plant located in Auburn, Washington or in such other positions as may be determined by the Board of Directors of the Corporation, and Employee shall perform such duties on behalf of the Corporation and its subsidiaries by such means, at such locations, and in such manner as may be specified from time to time by the officers or Board of Directors of the Corporation.

                  (B) Employee agrees to abide by and conform to all rules established by the Corporation applicable to its employees.

                  (C) Employee acknowledges that he is being employed as a full-time employee, and Employee agrees to devote so much of Employee's entire time, attention and energies to the business of the Corporation as is necessary for the successful operation of the Corporation and shall endeavor at all times to improve the business of the Corporation. Employee shall not accept any business commitments other than with the Corporation without the advance written consent of the Corporation's President.

         5. Expenses. During the period of Employee's employment, except as otherwise specifically provided in this Agreement, the Corporation will pay directly, or reimburse Employee for, all items of reasonable and necessary business expenses approved in advance by the Corporation if such expenses are incurred by Employee in the interest of the business of the Corporation. The Corporation shall also reimburse Employee for automobile expenses incurred by Employee in the performance of Employee's duties hereunder. The amount of such reimbursement shall be in accordance with the automobile expense reimbursement policy adopted (and as it may be modified from time to time) by the Corporation's Board of Directors. All such expenses paid by Employee will be reimbursed by the Corporation upon presentation by Employee, from time to time (but not less than quarterly), of an itemized account of such expenditures in accordance with the Corporation's policy for verifying such expenditures.

         6. Fringe Benefits.

                  (A) Employee shall be entitled to participate in any health, accident and life insurance program and other benefits which have been or may be established by the Corporation for salaried employees of the Corporation.

                  (B) Employee shall be entitled to an annual vacation without loss of compensation for such period as may be determined by the Board of Directors of the Corporation.

                  (C) The Corporation shall furnish to the Employee during the term of his employment an automobile selected by the Corporation to aid the Employee in the performance of his duties.

         7. Covenants of Employee.

                  (A) During the term of Employee's employment with the Corporation and for all time thereafter Employee covenants and agrees that Employee will not in any manner directly or indirectly, except as required in Employee's duties to the Corporation, disclose or divulge to any person, entity, firm or company whatsoever, or use for Employee's own benefit or the benefit of any other person, entity, firm or company, directly or indirectly, any knowledge, devices, information, techniques, customer lists, business plans or other data belonging to the Corporation or developed by Employee on behalf of the Corporation during his employment with the Corporation, without regard to whether all of the foregoing matters will be deemed confidential, material or important, the parties hereto stipulating, as between them, that the same are important, material, confidential and the property of the Corporation, that disclosure of the same to or use of the same by third parties would greatly affect the effective and successful conduct of the business of the Corporation and the goodwill of the Corporation, and that any breach of the terms of this subparagraph (A) shall be a material breach of this Agreement.

                  (B) During the term of Employee's employment with the Corporation and for a period of two (2) years (the "Covenant Term") after cessation for whatever reason of such employment (except as hereinafter provided in subparagraph (C) of this paragraph 7), Employee covenants and agrees that Employee will not in any manner directly or indirectly:

                           (i) solicit, divert, take away or interfere with any of the customers (or their respective affiliates or successors) of the Corporation;

                           (ii) engage directly or indirectly, either personally or as an employee, partner, associate partner, officer, manager, agent, advisor, consultant or otherwise, or by means of any corporate or other entity or device, in any business which is competitive with the business of the Corporation. For purposes of this covenant a business will be deemed competitive if it is conducted in whole or in part within any geographic area wherein the Corporation is engaged in marketing its products, and if it involves the manufacture of component parts for the aerospace industry or any other business which is in any manner competitive, as of the date of cessation of Employee's employment, with any business then being conducted by the Corporation or as to which the Corporation has then formulated definitive plans to enter;

                           (iii) induce any salesman, distributor, supplier, manufacturer, representative, agent, jobber or other person transacting business with the Corporation to terminate their relationship with the Corporation, or to represent, distribute or sell products in competition with products of the Corporation; or

                           (iv) induce or cause any employee of the Corporation to leave the employ of the Corporation.

                  (C) The parties agree that the Covenant Term provided for in the preceding subparagraph (B) shall be:

                           (i) reduced to six (6) months in the event all of the operating assets or all of the common stock of the Corporation is sold to any entity or individuals unaffiliated with the Corporation, its successors or assigns; or

                           (ii) eliminated if the business currently operated by the Corporation is terminated and the assets of the Corporation are liquidated.

                  (D) All the covenants of Employee contained in this paragraph 7 shall be construed as agreements independent of any other provision of this Agreement, and the existence of any claim or cause of action against the Corporation, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Corporation of these covenants.

                  (E) It is the intention of the parties to restrict the activities of Employee under this paragraph 7 only to the extent necessary for the protection of legitimate business interests of the Corporation, and the parties specifically covenant and agree that should any of the provisions set forth therein, under any set of circumstances not now foreseen by the parties, be deemed too broad for such purpose, said provisions will nevertheless be valid and enforceable to the extent necessary for such protection.

         8. Documents. Upon cessation of Employee's employment with the Corporation, for whatever reason, all documents, records (including without limitation, customer records), notebooks, invoices, statements or correspondence, including copies thereof, relating to the business of the Corporation then in Employee's possession, whether prepared by Employee or others, will be delivered to and left with the Corporation, and Employee agrees not to retain copies of the foregoing documents without the written consent of the Corporation.

         9. Remedies. In the event of the breach by Employee of any of the terms of this Agreement, notwithstanding anything to the contrary contained in this Agreement, the Corporation may terminate the employment of Employee in accordance with the provisions of paragraph 2 of this Agreement. It is further agreed that any breach or evasion of any of the terms of this Agreement by Employee will result in immediate and irreparable injury to the Corporation and will authorize recourse to injunction and/or specific performance as well as to other legal or equitable remedies to which the Corporation may be entitled. In addition to any other remedies that it may have in law or equity, the Corporation also may require an accounting and repayment of all profits, compensation, remuneration or other benefits realized, directly or indirectly, as a result of such breaches by the Employee or by a competitor's business controlled, directly or indirectly, by the Employee. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy and each and every remedy given hereunder or now or hereafter existing at law or in equity by statute or otherwise. The election of any one or more remedies by the Corporation shall not constitute a waiver of the right to pursue other available remedies. Employee expressly agrees to pay all reasonable costs and attorneys' fees incurred by the Corporation in order to enforce the Employee's obligations under this Agreement, regardless of whether litigation is commenced or prosecuted to a judgment.

         10. Severability. All agreements and covenants contained herein are severable, and in the event any of them shall be held to be invalid by any court of competent jurisdiction, this Agreement, subject to subparagraph 7(E) hereof, shall continue in full force and effect and shall be interpreted as if such invalid agreements or covenants were not contained herein.

         11. Waiver or Modification. No waiver or modification of this Agreement or of any covenant, condition or limitation herein shall be valid unless in writing and duly executed by the party to be charged therewith, and no evidence of any waiver or modification shall be offered or received in evidence in any proceeding, arbitration or litigation between the parties hereto arising out of or affecting this Agreement, or the rights or obligations of the parties hereunder, unless such waiver or modification is in writing, duly executed as aforesaid, and the parties further agree that the provisions of this Paragraph may not be waived except as herein set forth. Failure of the Corporation to exercise or otherwise act with respect to any of its rights hereunder in the event of a breach of any of the terms or conditions hereof by Employee shall not be construed as a waiver of such breach nor prevent the Corporation from thereafter enforcing strict compliance with any and all of the terms and conditions hereof.

         12. Assignability. The services to be performed by Employee hereunder are personal in nature and, therefore, Employee shall not assign Employee's rights or delegate Employee's obligations under this Agreement, and any attempted or purported assignment or delegation not herein permitted shall be null and void.

         13. Successors. Subject to the provisions of paragraph 12, this Agreement shall be binding upon and shall inure to the benefit of the Corporation and Employee and their respective heirs, executors, administrators, legal administrators, successors and assigns.

         14. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered personally or mailed by certified or registered mail, return receipt requested, if to the Corporation, to:

                  Ronald S. Saks, President
                  LMI AEROSPACE, INC.
                  P.O. Box  900
                  St. Charles, MO 63302-0900

and, if to Employee, to:

                  Mr. Bradley Nelson
                  12358 105th Place NE
                  Kirkland, Washington  98034

or to such other address as may be specified by either of the parties in the manner provided under this paragraph 14.

         15. Construction. This Agreement shall be deemed for all purposes to have been made in the State of Missouri and shall be governed by and construed in accordance with the laws of the State of Missouri, notwithstanding either the place of execution hereof, nor the performance of any acts in connection herewith or hereunder in any other jurisdiction.

         16. Venue. The parties hereto agree that any suit filed arising out of or in connection with this Agreement shall be brought only in the Federal Court for the Eastern District of Missouri, unless said Court shall lack jurisdiction, in which case such action shall be brought only in the Circuit Court in the County of St. Louis, Missouri.

         17. Disclosure of Existence of Agreement. To preserve the Corporation's rights under this Agreement, the Corporation may advise any third party of the existence of this Agreement and its terms, and the Employee specifically releases and agrees to indemnify and hold the Corporation harmless from any liability for doing so.

         18. Opportunity to Review. Employee hereby represents and warrants that he has had an opportunity to review this Agreement and ask the Corporation questions about the Agreement, and understands the meaning and effect of each paragraph of this Agreement.

         The parties have executed this Agreement as of January ___, 2000.


                                         LMI AEROSPACE, INC.
                                         ("Corporation")


                                         By:  /s/ Ronald S. Saks
                                              ----------------------------------
                                                  Ronald S. Saks, President


                                         /s/ Bradley L. Nelson
                                         ---------------------------------------
                                         Bradley  L. Nelson
                                         ("Employee")